Exhibit 10.3

Separation and Release Agreement

This Separation and Release Agreement (the “Agreement”), dated as of September 4, 2006, is intended to evidence a legally binding agreement between Mr. Robert Gasser (“Executive”) and NYFIX, Inc., a Delaware corporation (the “Company”), with respect to the matters set forth below.

The parties, intending to be legally bound, hereby agree to the following terms:

Resignation; Employment Pending Final Separation

•	Executive has resigned as Chief Executive Officer of the Company as of the date hereof.

•	Executive agrees to resign as a director of the Company and its affiliates effective as of 30 days from the date hereof (the “Resignation Date”).

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To assist the Company’s new management team during a transition period, Executive agrees to continue as a full-time employee of the Company, with such duties as the new Chief Executive Officer may direct from time to time, until up to 30 days after the date hereof (the “Separation Date”).

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As of the Separation Date, all obligations of Executive and Company under the Executive Agreement dated September 2001 (the “Executive Agreement”) and all other agreements between Executive and the Company or any of its affiliates will terminate, except as otherwise expressly provided in this Agreement

Payments and Benefits (other than stock awards)

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The Company agrees to continue to pay Executive’s current salary and premiums for medical, prescription and dental coverage and to maintain current Company-provided group life and disability insurance through the Separation Date, and Executive shall be entitled to receive benefits thereunder and any vested benefits under the Company’s employee benefit plans.

•	Within 30 days following the Separation Date, the Company agrees to reimburse all reasonable unreimbursed business expenses incurred prior to resignation in accordance with Company policy.

•	The parties agree that no severance payment will be made.

Stock Awards

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Executive currently has certain stock options some of which are vested and some of which are unvested. As promptly as practical after the date hereof the parties will mutually agree to prepare a schedule setting forth such options.

•	The unvested options will lapse without vesting on the Separation Date. Consistent with Company practices, vested options will remain exercisable for 90 days following the Separation Date.

Indemnification

•	The Company agrees to continue to indemnify Executive and advance all related reasonable legal expenses in accordance with the terms of the Company’s Certificate of Incorporation and its by-laws.

•	The Executive agrees to indemnify the Company and its affiliates for any loss or damage caused by Executive’s breach of this Agreement.

Standstill Covenants

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Executive agrees that he will not, for a period of ten years following the Resignation Date, without the prior written approval of the Company expressed in a resolution adopted by the Board of Directors:

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solicit any proxies to vote any class of Company securities, become a “participant” in any “election contest” relating to election of Company directors, submit any proposal for inclusion in management’s proxy statement or otherwise for vote of Company shareholders, or advise or influence any person with respect to voting of any Company securities;

•	act together with any other person for the purpose acquiring, holding, voting or disposing of any Company securities, or any rights to acquire Company securities;

•	act alone or with any other person to acquire, or propose a business combination with, the Company , or to control or influence the management, Board of Directors, or policies of the Company;

•	vote any Company securities in opposition to any recommendation of the Company’s Board of Directors; or

•	acquire any additional Company securities other than pursuant to exercise of the vested stock options described above.

•	Executive agrees to cause his immediate family members and affiliates to comply with the Standstill Covenants.

Non-Interference Covenants

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Executive agrees that he will not, for a period of two years following the Resignation Date, directly or indirectly solicit for employment, on Executive’s own behalf or on behalf of any entity with which Executive is affiliated, any person who was employed by the Company or any of its subsidiaries or affiliates at any time within 12 months prior to the Resignation Date.

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To the extent disclosed by Executive to the Company and/or any of its directors, officers and advisors, the Company and such persons agree to hold in strict confidence and maintain the confidentiality of Executive’s plans regarding post-Separation Date employment.

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The parties agree that neither the Company nor the Executive shall denigrate, disparage, defame, impugn or otherwise damage or assail the reputation or integrity of the Executive on the one hand or the Company or any of its employees or directors, on the other.

Confidentiality and Intellectual Property Covenants

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Executive agrees that he will keep secret and not use for any purpose or disclose to any person any Confidential Information, except (i) with the written consent or direction of the Company, or (ii) after reasonable advance notice to the Company, as may otherwise be required by applicable law or government order.

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“Confidential Information” includes information about the Company's trade secrets, proprietary information, products and methods, client lists, financial affairs, books and records, commitments, procedures, plans and prospects, products and technologies in development, strategies, current or prospective transactions or business of the Company, costs, profits, markets, sales, products, key personnel, pricing policies, operational methods, technical processes, business affairs and methods, and other information not readily available to the public.

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Executive agrees to assign to the Company, or at the direction of the Company otherwise confirm the Company’s ownership in, all right, title and interest, in or to, any Intellectual Property developed, created, conceived of or reduced to practice by Executive, alone or with others, during the term of Executive’s employment with the Company, whether or not during working hours, that are within the scope of the business of the Company. “Intellectual Property” shall include without limitation ideas, discoveries, developments, concepts, inventions, trademarks, know-how, processes, improvements to existing processes, products, formulas and techniques, and all other matters ordinarily intended by the words “intellectual property,” whether or not patentable, copyrightable, or otherwise able to be registered.

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Executive covenants and agrees that on or prior to the Separation Date, he will return to the Company any and all memoranda, notes, plans, records, reports, computer files, customer and advertising information, trade information, financial information, operating practices and procedures, marketing plans and proposals, and any other documents and data (including copies thereof) relating to Confidential Information or Intellectual Property of the Company, or to the work product or the business of the Company, in his possession, custody or control, in whatever format (hard copy or electronic), and wherever they may have been retained or stored (in his office, car, home, home office, or anywhere else)

Cooperation Covenants

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After the Separation Date, Executive covenants and agrees to be reasonably available to the Company for general consultation with the Company’s new management team regarding the operation of the Company’s business.

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Executive covenants and agrees to cooperate upon the reasonable, written request of, and at the reasonable expense of, the Company, subject to reasonable notice, and at reasonable times and places, by making himself available to provide information that may, in the exclusive discretion of the Company or its attorneys, assist or be relevant to any litigation (whether civil, criminal, or an administrative proceeding) investigation, or other dispute, including specifically, but not exclusively, (i) depositions, meetings in advance of depositions, meetings in advance of trial or hearings, and trial or hearings, relating to or arising from the business, acts, or claimed omissions of the Company, and (ii) any other suits, allegations, investigations or inquiries in connection with the Company’s stock option practices or related issues underlying the Company’s pending financial restatement (the “Stock Option Investigation”).

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Executive covenants and agrees to notify the Company’s general counsel within three (3) business days of any requests for information or testimony that he receives in connection with any litigation, investigation or inquiry relating to the Company’s business, and the Company agrees to notify Executive of any requests for information or testimony that it receives relating specifically to Executive.

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The Company and Executive shall cooperate fully with the Department of Justice and the Securities and Exchange Commission and any other authority with jurisdiction over either the Company or Executive with respect to the Stock Option Investigation.

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Executive represents, warrants and covenants and agrees that he has cooperated, and will cooperate, fully with the Company and its counsel in connection with the Stock Option Investigation and that he has not withheld, and will not withhold, any non-privileged information or documents that were requested by counsel for the Company on any subject. Executive further represents and warrants that he has not altered or destroyed any documents, including electronic documents or data, which relate to or pertain to the Stock Option Investigation.

Disputes and Remedies

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The parties agree that any disputes arising under or relating to this Agreement or Executive’s relationship with the Company shall be submitted to binding arbitration in New York, New York, or such other venue as the parties may mutually determine, in front of a single arbitrator, in accordance with the rules of the American Arbitration Association.

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The parties agree that the Company shall be entitled to injunctive relief to enforce the provisions of this Agreement contained in the sections hereof entitled “Standstill Covenants”, “Non-Interference Covenants”, “Confidentiality and Intellectual Property Covenants” and “Cooperation Covenants”.

Release

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Effective as of the Resignation Date and again as of the Separation Date, Executive, individually and on behalf of his heirs, successors and assigns, hereby irrevocably releases, waives, and discharges the Company, and all subsidiary, parent or affiliated companies and corporations, and (A) their present, former or future respective subsidiary, parent or affiliated companies or corporations; (B) their respective funds and trusts; (C) and their respective present or former directors, officers, members, shareholders, trustees, managers, supervisors, employees, partners, attorneys, agents, representatives and insurers; and (D) the respective predecessors, successors, heirs and assigns of any of the above described persons or entities (hereinafter referred to collectively as the “Company Released Parties”), from any and all claims, causes of action, losses, damages, costs, and liabilities of every kind and character, whether known or unknown (“Claims”), that Executive may have or claim to have, in any way relating to or arising out of, in whole or in part, Executive’s association and/or employment with the Company, or the termination of such association or employment with the Company, provided such release shall not apply to Executive’s rights under this Agreement.

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Executive represents and warrants, as of the Resignation Date and again as of the Separation Date, that he has not assigned or transferred to any person all or any portion of any claim which is released, waived and discharged above.

Tax Payments

•	Executive shall pay when due all required taxes arising from future exercises of stock options.

This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized officers as of the date first written above.

NYFIX, INC.
By:	/s/ Steven R. Vigliotti
Name: Steven R. Vigliotti Title: Chief Financial Officer

/s/ Robert Gasser
ROBERT GASSER